Exhibit 99.1

701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779

(631) 981-9700 - www.lakeland.com

LAKELAND INDUSTRIES ANNOUNCES SIGNIFICANT DEVELOPMENTS IN ITS GLOBAL TRANSFORMATION

RONKONKOMA, NY – April 13, 2012, Lakeland Industries, Inc. (NASDAQ: LAKE), a leading global manufacturer of protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced several important developments in its continued global transformation. These developments include consolidation of the Company’s domestic manufacturing operations and a significant traction for its Brazilian operations.

Christopher J. Ryan, Lakeland’s President and Chief Executive Officer, said, “In advance of reporting financial results for our full fiscal year 2012 ending January 31, we are announcing important developments that beginning in our first quarter of fiscal 2013 are expected to deliver an improvement in the Company’s cost structure, a reduction in overhead, and an acceleration of growth in Brazil that will drive a recovery in our consolidated revenues and profits sooner than we had previously announced. Certain of these and other developments will impact our fiscal 2012 fourth quarter financial results.

“First and most important among our recent developments is the receipt of a signed purchase order valued at approximately $5.3 million net of VAT taxes from the Brazilian Navy. This order pertains to the successful proposal for fire resistant coveralls developed by Lakeland specifically for use by the Brazilian Navy that we had previously announced, although we could not accurately or definitively predict its contribution to sales without signed purchase orders. Our prior internal forecasts did not factor in any large order activity from Brazil in our first fiscal quarter. With the signed purchase order now in hand, we have begun to manufacture these garments and will make shipments and recognize revenue in our first through third fiscal quarters. While earlier we had anticipated a softer first half of fiscal 2013 based in part on less significant growth in Brazil and the loss of domestic US revenues, we now expect stronger operating performance on a consolidated basis in the fiscal 2013 first and second quarters.

“We believe the order from the Brazilian Navy is the single largest order we have received in that country – if not worldwide. As we have stated, there are a number of large orders being pursued in Brazil. We also are pleased to announce the recent receipt of separate signed purchase orders relating to a proposal for firefighting gear from another Brazilian agency valued at approximately $2.3 million net of VAT taxes, with delivery of products and revenue recognition expected during the first half of the present fiscal year. All of the signed purchase orders from our international operations combine to represent the largest backlog in the Company’s history. To accommodate this accelerating growth we needed to increase our working capital in advance of manufacturing and delivering large orders. We have commenced borrowing in Brazil that presently totals approximately $1.6 million, primarily for the purchase of raw materials.

“Our traction in Brazil, in particular, continues to improve and we are encouraged by the many opportunities for other large bid orders that we are actively pursuing. We count on Brazil to make a meaningful contribution to our consolidated revenue growth. However, operating in Brazil does come with its challenges, some of which are out of our control. In the fiscal 2012 fourth quarter, we will be taking a foreign currency charge of approximately $200,000. From the beginning of the second half of 2011 and into the first quarter of 2013, Brazil’s currency weakened against the US dollar. We have taken steps to reduce our exposure to foreign exchange fluctuations in Brazil.

“As previously disclosed, we will continue to market our expanding product lines in India, although to enhance our consolidated profitability we determined that our unprofitable India glove manufacturing subsidiary would be sold or shut down. To this end, we reclassified the business as a discontinued operation with our third quarter financial results and recorded a pre-tax loss on disposal of approximately $880,000 for write-downs and other related expenses. We anticipate that additional charges relating to the discontinuance and shutdown of manufacturing operations in India will be limited to an additional $0.9 million for a total not to exceed $1.8 million. The additional charges are expected to be recorded with our fourth quarter results.

“Another charge we will be taking in the fourth quarter is for approximately $230,000 and pertains to the reduction of manufacturing capacity required in the US. Expenses relating to the shutdown of the plant in Missouri and relocation of the production to Mexico and warehousing to Decatur, although the actual shutdown will not take place until April, so the overhead savings will be realized beginning in our second fiscal quarter. The adjustments to our manufacturing capacity in the US are in large part a function of the strategic changes we have had to make domestically. These changes reflect the sales levels in the US for discontinued product lines and new Lakeland-branded products we have been introducing in the US. As previously disclosed, a significant part of the Company’s disposable and chemical product sales in the US will be removed as a result of DuPont terminating our licensing relationship. The DuPont products being removed have yielded far lower margins than Lakeland branded products, so the loss of this revenue is expected to have a less significant impact on our earnings. We are working toward the replacement of DuPont products with our own Lakeland-branded offerings.”

“Our financial performance in the fourth quarter has been negatively impacted by the aforementioned charges and reduced volume in the US. With the fourth quarter currency and plant closure charges announced today and the decline of sales in the US from the DuPont contract termination, we expect to report a loss for the period. This financial performance has resulted in the Company triggering a technical default of its bank loan covenants. We have an excellent banking partner in TD Bank. We have amended the loan agreements with TD Bank to effect a change in the repayment terms on a portion of the debt, modify the minimum EBITDA requirements, modify the debt-to-EBITDA requirements, and include other conditions which we believe are manageable while continuing to provide us with access to borrowing facilities sufficient to accommodate our continued growth.

“Looking past the fourth quarter and into fiscal 2013, we are quite pleased with our operating position. We will have a new start domestically with a comprehensive, higher margin product line, and we will have reduced our cost structure and overhead, while reaping the benefits of our accelerating international revenue growth. Based on the improvements in our international operations including the growth of our market leadership in Brazil, management expects to return to profitability in the first quarter. We are very encouraged that our global transformation is setting the stage for strong growth going forward in our post-DuPont era.”

Lakeland Industries expects to report earnings and file its annual report on Form 10-K with the Securities and Exchange Commission later in the month of April. Prior to that time, the Company will announce the reporting date and details for its fourth quarter and year end financial results conference call.

About Lakeland Industries, Inc.:

Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies.

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Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases reports and filings filed with the Securities and Exchange Commission. All statements, other than statements of historical facts, which address Lakeland’s expectations for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland’s future results will not be materially different from those described herein as “believed,” “projected,” “planned,” “intended,” “anticipated,” “estimated” or “expected,” which words reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events conditions or circumstances on which such statement is based.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:

Lakeland Industries	Darrow Associates for Lakeland
631-981-9700	631-367-1866
Christopher Ryan, CEO,	Jordan Darrow
CJRyan@lakeland.com	jdarrow@darrowir.com

Gary Pokrassa, CFO,
GAPokrassa@lakeland.com
701-7 Koehler Avenue, Suite 7
Ronkonkoma, NY 11779
www.lakeland.com